PROMISSORY NOTE

Principle Amount Cdn$25,000.00

THIS PROMISSORY NOTE is dated for reference as of the 16th day of August, 2006 and is made at Vancouver, British Columbia, Canada.

Maturing:	75 days as of the date above.

Interest:	15% per annum.

In consideration of the loan by Anthony Harvey, the (“Lender”), located at 409 – 1199 West Pender Street, Vancouver, B.C. V6E 2R1 to the undersigned, Canyon Copper Corporation [formerly Aberdene Mines Limited] the (“Borrower”), located at 409 – 1199 West Pender Street, Vancouver, BC, V6E 2R1 of Cdn$25,000.00 receipt of which is hereby acknowledged, the Borrower hereby promises to pay to the Holder of this note, the principle sum of Cdn$25,000.00 with interest at a rate of 15% per annum equal to an aggregate sum of Cdn$25,770.55 on or before October 30, 2006.

The Borrower shall pay a 7.5% administration fee of $1,875.00 on the principle amount to the Holder.

This note and the obligations and benefits pertaining thereto are fully transferable by the Lender to any other party who shall be known as the Holder.

The Holder of this note may, from time to time, grant written indulgences in respect of certain payment amounts or periods but such indulgences shall not in any way affect the undersigned’s liability upon this note nor shall such indulgences vary any other term to which indulgences has not specifically been granted. No indulgence shall be enforceable against the Holder unless granted in writing.

IN WITNESS WHEREOF the Borrower has executed this Promissory Note as of the day and year first written above.

/s/ M. Reynolds	/s/ Kurt Bordian
WITNESS SIGNATURE	AUTHORIZED SIGNATORY

M. Reynolds	Kurt Bordian, CFO
PRINT NAME	PRINT NAME

Reviewed and accepted by:

/s/ Anthony Harvey	as of
NAME		DATE